Exhibit 8.2

LAW OFFICES

SILVER, FREEDMAN & TAFF, L.L.P.

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 K STREET NW, SUITE 100

WASHINGTON, D.C. 20007

PHONE: (202) 295-4500

FAX: (202) 337-5502

WWW.SFTLAW.COM

January 19, 2012

East Texas Financial Services, Inc.

1200 South Beckham Avenue

Tyler, Texas 75701

Ladies and Gentlemen:

We have acted as special counsel to East Texas Financial Services, Inc., a Maryland corporation (“East Texas”), in connection with the Agreement and Plan of Reorganization, dated as of December 8, 2011 (the “Merger Agreement”), by and between East Texas and Prosperity Bancshares, Inc. (“Prosperity”), pursuant to which East Texas is to merge with and into Prosperity (the “Merger”). At your request, and in connection with the filing with the Securities and Exchange Commission of Prosperity’s Registration Statement on Form S-4 relating to the Merger (the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters.

In connection with the rendering of the opinion set forth below, we have examined: (i) the Registration Statement; (ii) the Merger Agreement; and (iii) such other documents as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below. In addition, we have assumed that: (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no condition described therein and affecting this opinion will be waived by any party); (ii) the statements concerning the Merger and Prosperity and East Texas set forth in the Merger Agreement are true, complete and correct, and the Registration Statement is true, complete and correct; (iii) the factual statements and representations made by Prosperity and East Texas in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Merger; (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification; and (v) Prosperity, East Texas and their respective subsidiaries will treat the merger for United States federal income tax purposes in a manner consistent with the

East Texas Financial Services, Inc.

January 19, 2012

opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

We express no opinion on any issue relating to the tax consequences of the Merger other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform East Texas of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SILVER, FREEDMAN & TAFF, L.L.P.

SILVER, FREEDMAN & TAFF, L.L.P.